Exhibit 4.46
SIG COMBIBLOC GMBH
as Transferor
and
THE BANK OF NEW YORK MELLON
as Collateral Agent

SECURITY TRANSFER AND ASSIGNMENT AGREEMENT
REGARDING INTELLECTUAL PROPERTY RIGHTS
(SICHERUNGSÜBEREIGNUNG UND — ABTRETUNG
VON GEWERBLICHEN SCHUTZRECHTEN)

The taking of this document or any certified copy of it or any document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to any Credit Document (as defined in Clause 1 of this document) in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Credit Document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any email communication which refers to any Credit Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Credit Document to an Austrian addressee.

This SECURITY TRANSFER AND ASSIGNMENT AGREEMENT (the “Agreement”) is made on 5 November 2009
BETWEEN:
(1)	SIG Combibloc GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) organised under the laws of the Federal Republic of Germany having its business address at Rurstraße 58, 52441 Linnich, Germany which is registered in the commercial register (Handelsregister) of the local court (Amtsgericht) of Düren under HRB 5182 (the “Transferor”); and

(2)	The Bank of New York Mellon, having its business address at 1 Wall Street, New York, N.Y. 10286, The United States of America in its capacity as collateral agent for the Secured Parties (as defined below) under the First Lien Intercreditor Agreement (as defined below) (the “Collateral Agent”).
WHEREAS:
(A)	Pursuant to a USD 1,155,000,000 and EUR 330,000,000 multi-currency term and revolving credit agreement dated on or about 5 November 2009 between, inter alia, the parties listed in Part 1 of Schedule 1 hereto as original borrowers (the “Original Borrowers”), the parties listed in Part 2 of Schedule 1 hereto as original guarantors (the “Original Guarantors”), Credit Suisse Cayman Island branch as administrative agent and The Bank of New York Mellon as collateral agent and others (as amended, varied, novated, supplemented, superseded or extended from time to time, the “Credit Agreement”), certain lenders (together the “Original Lenders”) have agreed to grant certain facilities to the Original Borrowers and certain other entities which may accede to the Credit Agreement as additional borrowers.

(B)	Pursuant to a senior secured note indenture dated on or about 5 November 2009 between, inter alia, Reynolds Group Issuer LLC, Reynolds Group Issuer Inc., and Reynolds Group Issuer (Luxembourg) S.A as issuers (the “Issuers”), certain affiliates of the Issuers listed in Part 3 of Schedule 1 as original senior secured note guarantors (the “Original Senior Secured Note Guarantors”) and The Bank of New York Mellon, as indenture trustee, principal paying agent, transfer agent and registrar, (as amended, varied, novated, supplemented, superseded or extended from time to time, the “Senior Secured Note Indenture”), the Issuers will issue senior secured notes due 2016 in the aggregate principal amount of USD 1,125,000,000 (the “US Secured Notes”) and senior secured notes due 2016 in the aggregate principal amount of EUR 450,000,000 (the “Euro Secured Notes” and together with the US Secured Notes the “Senior Secured Notes”) to certain noteholders.

(C)	The Transferor has agreed to transfer the Collateral (as defined below) and assign the Licence Receivables (as defined below) to the Collateral Agent as security for the Secured Parties’ (as defined below) respective claims against the Grantors (as defined below) (or any of them) in respect of the Obligations (as defined below).

(D)	The security created by or pursuant to this Agreement is to be held and administered by the Collateral Agent for the Secured Parties (as defined below) pursuant to a first lien intercreditor agreement dated on or about 5 November 2009 between, inter alia, the Collateral Agent, the Indenture Trustee, the Administrative Agent and the Gran-

tors (each as defined below) and others (as amended, varied, novated, supplemented, superseded or extended from time to time, the “First Lien Intercreditor Agreement”).

(E)	The Transferor has granted security interests over the Collateral (as defined below) to Credit Suisse pursuant to existing security documents entered into in connection with certain existing financing arrangements with Credit Suisse and others (the “Existing Security”). The Existing Security will be released on or about the date hereof in accordance with the terms of a release agreement between the Transferor, Credit Suisse and others.

(F)	The Transferor has granted licences for the use of the Collateral (as defined below) to SIG Technology AG and SIG Finanz AG.
NOW IT IS HEREBY AGREED as follows:
1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions:

“Administrative Agent” means Credit Suisse Cayman Island branch, having its business address at One Madison Avenue, New York, NY 10010, United States of America in its capacity as administrative agent under the Credit Agreement and any successor appointed as administrative agent under the Credit Agreement.

“Authorisation” means the authorisation to collect the Licence Receivables (Einziehungsermächtigung) and to exercise any rights and claims in relation to the Licence Receivables in accordance with the terms of the Principal Finance Documents granted by the Collateral Agent to the Transferor pursuant to Clause 9 hereof.

“Borrowers” means the Original Borrowers and any entity which may accede to the Credit Agreement as an additional borrower and “Borrower” means any of them.

“Cash Management Bank” shall mean Citibank NA, Banco Nacional De Mexico S.A., Citibank International PLC, UK, Citibank (China) Co., Limited, Citibank Global Markets Deutschland AG & Co KGaA, Citibank ZRT, Hungary, a Lender, the Administrative Agent or any of the Lender’s or the Administrative Agent’s affiliates (at the time the cash management services arrangement is entered into) provided in each case it has become a party to, or by execution of an additional bank secured party acknowledgment has agreed to be bound by the terms of, the First Lien Intercreditor Agreement in its capacity as cash management bank.

“Cash Management Services” shall mean any agreement or arrangement by a Cash Management Bank to provide any composite accounting or other cash pooling arrangements and netting, overdraft protection and other arrangements with any bank arising under standard business terms of such Cash Management Bank to a Grantor.

“Collateral” means the Utility Models, the Patents, the Trademarks and the Registered Designs.

“Credit Documents” shall mean the Loan Documents and the Senior Secured Note Documents.

“Enforcement Event” shall mean an Event of Default.

“Event of Default” means any event of default (Kündigungsgrund) under the Credit Agreement and/or the Senior Secured Note Indenture.

“Existing Intercreditor Agreement” means the existing intercreditor agreement dated 11 May 2007 (as amended by a letter dated 21 June 2007 and a further letter dated 29 June 2007 and as amended and restated on or about the date hereof) between, inter alia, Beverage Packaging Holdings (Luxembourg) I S.A., Rank Group Holdings Limited (now Reynolds Group Holdings Limited), Beverage Packaging Holdings (Luxembourg) II S.A., Beverage Packaging Holdings (Luxembourg) III S.à r.l., Credit Suisse as security trustee and others.

“Grantors” means the Loan Parties, the Issuers and the Senior Secured Note Guarantors and any person that has granted a security interest to the Collateral Agent and/or the Secured Parties in respect of the obligations of the Loan Parties, the Issuers and the Senior Secured Note Guarantors under the Credit Documents and “Grantor” means any of them.

“Grantors’ Agent” shall mean Reynolds Group Holdings Limited or any other person appointed as agent of the Grantors in accordance with the Principal Finance Documents.

“Group” means Reynolds Group Holdings Limited and its direct or indirect subsidiaries (Tochtergesellschaften).

“Hedge Counterparty” means a Lender, the Administrative Agent or any of the Lender’s or the Administrative Agent’s affiliates (at the time a hedging agreement is entered into) who has entered into a hedging agreement for the purpose of hedging interest rate liabilities and/or any exchange rate and/or commodity price risks provided it has become a party, or by execution of an additional bank secured party acknowledgment has agreed to be bound by the terms of, to the First Lien Intercreditor Agreement in its capacity as hedge counterparty.

“Incremental Assumption Agreement” shall mean an incremental assumption agreement relating to incremental facilities of up to USD 400,000,000 among, and in form and substance reasonably satisfactory to, one or more Borrowers, the Administrative Agent, one or more Incremental Term Lenders and/or one or more Incremental Revolving Credit Lenders pursuant to which one or more Incremental Term Lenders make available Incremental Term Loan Commitments and/or one or more Incremental Revolving Credit Lenders make available Incremental Revolving Credit Commitments respectively.

“Incremental Revolving Credit Lender” shall mean a Lender with an Incremental Revolving Credit Commitment or an outstanding revolving loan under the Credit Agreement of any class as a result of an Incremental Revolving Credit Commitment.

“Incremental Revolving Credit Commitment” shall mean the commitment of any Lender, established pursuant to the Credit Agreement, to make available certain revolving credit loans to one or more Borrowers.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to the Credit Agreement, to make available certain term loans to one or more Borrowers.

“Indenture Trustee” shall mean The Bank of New York Mellon, in its capacity as indenture trustee under the Senior Secured Note Indenture and any successor appointed as indenture trustee under the Senior Secured Notes Indenture.

“Intercreditor Arrangements” means the First Lien Intercreditor Agreement and the Existing Intercreditor Agreement, in each case as amended, novated, supplemented, restated, or modified from time to time.

“Issuing Bank” means Credit Suisse or any other Lender or any affiliate of Credit Suisse or any other Lender that issues letters of credit or bank guarantees under the Credit Agreement.

“Lenders” shall mean the Original Lenders and any entity which may become a lender under the Credit Agreement in the future and “Lender” means any of them.

“Licence Receivables” means all present and future, actual and contingent receiv-ables, rights and claims (including monetary claims for damages and unilateral rights (Gestaltungsrechte) of the Transferor against any licencee or counterparty (including members of the Group) originating from the Licences, using or any other form of exploiting any Collateral of the Transferor (including but not limited to the licence agreements specified in Schedule 9 (List of Licence Agreements)).

“Licences” means all present and future in rem (dinglich) or in personam (schul-drechtlich) licences (Lizenzen) or sub-licences (Unterlizenzen) of the Transferor as li-censor (Lizenzgeber) in relation to any of the Collateral with all rights and claims associated thereto arising from such licence agreements or sub-licence agreement (including, but not limited to, the licence agreements specified in Schedule 9 (List of Licence Agreements) hereto.

“Loan Documents” shall mean the Credit Agreement, any borrowing subsidiary agreement and/or guarantor joinder agreement relating to the Credit Agreement, any letter of credit or bank guarantee relating to the Credit Agreement, any security documents relating to the Credit Agreement, any hedging agreement entered into by a Hedge Counterparty and a Grantor, each Incremental Assumption Agreement, the Intercreditor Arrangements, each Promissory Note, any agreement between a Grantor and a Cash Management Bank relating to Cash Management Services, each Local Facility Agreement and any other document that may be entered into pursuant to any of the foregoing in relation to the Credit Agreement.

“Loan Parties” shall mean the Borrowers, the Original Guarantors and any entity which may accede to the Credit Agreement as additional guarantor and a “Loan Party” means any of them.

“Local Facilities” means working capital facilities provided to a Grantor (other than Beverage Packaging Holdings (Luxembourg) I S.A., Beverage Packaging Holdings (Luxembourg) II S.A. Beverage Packaging Holdings (Luxembourg) III S.à.r.l. and the Borrowers) by a Local Facility Provider and “Local Facility” means any of them.

“Local Facility Agreements” shall mean any agreement under which a Local Facility is made available.

“Local Facility Provider” means each of Deutsche Bank AG, Commerzbank Aktiengesellschaft, Bank of America, N.A., HSBC Trinkaus & Burkhardt AG and Hong Kong and Shanghai Banking Corporation Ltd., Thailand, provided in each case it has become a party to, or by execution of an additional bank secured party acknowledgment has agreed to be bound by the terms of, the First Lien Intercreditor Agreement in its capacity as local facility provider.

“Obligations” shall mean all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Grantor to the Secured Parties (or any of them) under each or any of the Credit Documents, together with all costs, charges and expenses incurred by any Secured Party in connection with the protection, preservation or enforcement of its respective rights under the Credit Documents or any other document evidencing or securing any such liabilities. The Obligations shall further include any obligation based on unjust enrichment (ungerechtfertigte Bereicherung) or tort (Delikt).

“Other Jurisdiction” means any jurisdiction other than Germany where any Grantor is incorporated or has its seat.

“Other Jurisdiction Collateral” means Specified Collateral existing and or registered in an Other Jurisdiction.

“Patents” (Patente) means all present and future patents and patent applications currently held or to be acquired by the Transferor together with the inventions described and claimed therein (including, but not limited to, those listed in Schedule 2 hereto).

“Principal Finance Documents” means the Credit Agreement, the Senior Secured Note Indenture and the First Lien Intercreditor Agreement.

“Promissory Note” shall mean any promissory note executed and delivered by a Borrower upon the request of a Lender evidencing the amount of principal owed by such Borrower to such Lender under the Credit Agreement.

“Registered Designs” (Geschmacksmuster) means all present and future registered designs and registered design applications, currently held or to be acquired by the Transferor (including, but not limited to, those listed in Schedule 3 hereto).

“Secured Parties” shall mean the Lenders (including in their capacity as issuing bank(s), and/or Hedge Counterparties under the Credit Agreement), the Hedge Counterparties, the Administrative Agent, any Issuing Bank, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Credit Document, the Senior Secured Note Holders, the Indenture Trustee, the Collateral Agent, the Local Facility Providers and the Cash Management Banks.

“Senior Secured Note Documents” shall mean the Senior Secured Note Indenture, the Senior Secured Note Guarantees, the Senior Secured Notes, the Intercreditor Arrangements, any security document relating to the Senior Secured Notes and/or the Senior Secured Note Indenture and any other document that may be entered into pursuant to any of the foregoing.

“Senior Secured Note Guarantees” shall mean the guarantees of the obligations of the Issuers under the Senior Secured Notes and the Senior Secured Note Indenture by the Senior Secured Note Guarantors.

“Senior Secured Note Guarantors” means the Original Senior Secured Note Guarantors and any entity which may accede to the Senior Secured Note Indenture as additional guarantor.

“Senior Secured Note Holders” shall mean the holders from time to time of the Senior Secured Notes.

“Specified Collateral” means the Specified Patents, the Specified Registered Designs, the Specified Trademarks and the Specified Utility Models.

“Specified Patents” means all Patents listed in Schedule 2 hereto.

“Specified Registered Designs” means all Registered Designs listed in Schedule 3 hereto.

“Specified Trademarks” means all Trademarks listed in Schedule 4 hereto.

“Specified Utility Models” means all Utility Models listed in Schedule 5 hereto.

“Trademarks” (Marken) means all present and future registered trademarks and trademark applications currently held or to be acquired by the Transferor (including, but not limited to, those listed in Schedule 4).

“Utility Models” (Gebrauchsmuster) means all present and future utility models and utility model applications currently held or to be acquired by the Transferor (including, but not limited to, those listed in Schedule 5 hereto.

1.2	Construction

In this Agreement:
(a)	Capitalised terms used in this Agreement (or in any notice given under this Agreement) but not defined therein shall have the meanings ascribed thereto in the First Lien Intercreditor Agreement; and

(b)	any reference in this Agreement to a “Clause”, a “sub-Clause” or a “Schedule” shall, subject to any contrary indication, be construed as a reference to a Clause, a sub-Clause or a Schedule in this Agreement.
1.3	This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this

Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.

2.	PURPOSE OF TRANSFER AND ASSIGNMENT

The transfer of title and assignment hereunder is constituted in order to secure the prompt and complete satisfaction of any and all Obligations. The transfer of title and the assignment hereunder shall also cover any future extension of the Obligations and the Transferor herewith expressly agrees that the transfer of title and the assignment shall secure the Obligations as extended or increased from time to time.

3.	ASSIGNMENT-TRANSFER

3.1	The Transferor hereby assigns and transfers to the Collateral Agent in its capacity as Collateral Agent for the benefit of the Secured Parties the Collateral, assigns and transfers all present and future rights in relation to the Collateral, including but not limited to all present and future rights arising from the granting of Licences including all collateral and ancillary rights (including but not limited to, Gestaltungs- und Nebenrechte and akzessorische Sicherheiten) to the Collateral Agent for the benefit of the Secured Parties pursuant to (including by way of analogy) Section 401 of the German Civil Code (Bürgerliches Gesetzbuch). In case of security rights and ancillary rights pertaining to the Collateral and which are not assigned and transferred to the Collateral Agent by operation of law pursuant to Section 401 of the German Civil Code (the “Independent Ancillary Rights”), the Collateral Agent may request at any time and at its sole discretion (upon instructions in accordance with the First Lien Intercreditor Agreement) the assignment and/or transfer (as the case may be) of such Independent Ancillary Rights), to the Collateral Agent for the benefit of the Secured Parties.

3.2	Upon the reasonable request of the Collateral Agent (taking into account the costs to the Transferor and the benefit of the Secured Parties) and subject to the terms of the Principal Finance Documents, the Transferor undertakes to take all actions in the form reasonably required by the Collateral Agent (as instructed in accordance with the First Lien Intercreditor Agreement) at the Transferors own costs to ensure as far as it is possible that the assignment and transfer under this Agreement with respect to Other Jurisdiction Collateral is valid and perfected in each Other Jurisdiction as the Collateral Agent has so reasonably requested and that the Collateral Agent will have a valid security interest under the laws of such Other Jurisdiction, provided that the Transferor shall not be required to take such requested action if it would have a material adverse effect on the ability of the Transferor to conduct its operations and business or if such action is not in accordance with the terms of the Principal Finance Documents and provided further that the Transferor shall not be required to comply with any such request by the Collateral Agent prior to the date which falls 90 days after the date of this Agreement. Upon reasonable request of the Collateral Agent (taking into account the costs to the Transferor and the benefit of the Secured Parties), the Transferor shall without undue delay provide the Collateral Agent with copies of all registrations. The Transferor hereby irrevocably authorises the Collateral Agent to take all actions and to make all declarations on its behalf that are necessary or reasonable (taking into account the costs to the Transferor and the benefit of the Secured Parties) under the applicable laws in the Other Jurisdictions to ensure the validity of the assignment and transfer of the Other Jurisdiction Collateral, unless otherwise agreed pursuant to the Principal Finance Documents. This authority encompasses, in particular, the registration of the assignment and transfer and the assignment or transfer of an Obligation with the intellectual property registers in all Other Jurisdictions with respect to Other Jurisdiction Collateral in which a respective registration is possible provided that the Collateral Agent may only make use of this authorisation if the Transferor has not complied with the obligations imposed on the Transferor in this Clause 3.2 or Clause 7 or the actions requested by the Collateral Agent in accordance with this Clause 3.2 (subject to the terms of the Principal Finance Documents) within 10 business days of being notified of such failure (with a copy of such notice being sent to the Grantors’ Agent) and being requested to comply or if an Enforcement Event has occurred and is continuing. The Collateral Agent shall not be obliged to exercise the powers conferred upon it by the Transferor under this Clause 3.2 unless and until it shall have been (i) instructed to do so in accordance with the Principal Finance Documents and (ii) indemnified and/or secured and/or prefunded to its satisfaction. For the avoidance of doubt, nothing in this Clause 3.2 shall be construed to require the Transferor to enter into further security documents governed by the laws of any Other Jurisdiction (unless required under any other Credit Document or otherwise agreed between the Transferor and the Collateral Agent) unless there is a corresponding requirement under the Principal Finance Documents.

For the avoidance of doubt, in this Clause 3.2 “costs” includes, but is not limited to, income tax cost, registration taxes payable on the creation or for the continuance of the security created hereunder, stamp duties, out-of-pocket expenses, and other fees and expenses directly incurred by the Transferor or any of its direct or indirect owners, subsidiaries or affiliates.

3.3	The Transferor hereby assigns to the Collateral Agent in its capacity as Collateral Agent for the benefit of the Secured Parties the Licence Receivables.

3.4	The Collateral Agent hereby accepts the assignment and transfer of the Collateral the assignment of the Licence Receivables pursuant to Clause 3.1.

3.5	Title to the present Collateral shall pass over to the Collateral Agent on execution of this Agreement. Title to the future Collateral shall pass over to the Collateral Agent when it comes into existence.

3.6	The existing Licence Receivables shall pass over to the Collateral Agent on execution of this Agreement, and any future Licence Receivables shall pass over to the Collateral Agent at the date such Licence Receivables come into existence.

3.7	The Collateral Agent shall be entitled to be registered in the relevant public register as owner of the Collateral only pursuant to Clauses 7 and 8 at the expense of the Transferor.

3.8	Until realisation of the Collateral pursuant to Clause 10.1, the Transferor shall be entitled to use and to exercise all rights and powers in respect of the Collateral in accordance with the terms of the Credit Documents. To this effect the Collateral Agent grants an exclusive revocable licence to the Transferor for using the Collateral without any royalties being due therefore, provided that such licence may only be revoked if an Enforcement Event has occurred and is continuing. The Transferor shall be entitled to grant sublicences without prior written consent of the Collateral Agent and shall inform the Collateral Agent without undue delay of such sublicensing (other than in relation to any sub-licensing to the Grantors’ Agent or any of its affiliates). The Transferor shall further be entitled to apply for the registration of any Collateral in its own name. Upon the occurrence of an Enforcement Event and whilst it is continuing, the Collateral Agent may terminate the exclusive licence granted pursuant to this Clause 3.8 with immediate effect and will substitute the Transferor as grantor of any sublicences. Moreover, all licences the Transferor granted to a member of the Group can be terminated by the Collateral Agent upon the occurrence of an Enforcement Event and whilst it is continuing.

4.	DOCUMENTATION ON THE COLLATERAL

Upon reasonable request, the Transferor shall deliver to the Collateral Agent up-to-date excerpts of the relevant registers or application confirmations concerning present and future registrations of the Collateral with the competent authorities provided, however, that while no Enforcement Event is continuing such request shall not be made more than once a year and only in relation to the Specified Collateral and be limited to those excerpts and applications the Collateral Agent has not already received, as well as copies of any and all documents relating to court proceedings or any other challenge of the validity or use of the Specified Collateral and correspondence with other owners of intellectual property regarding the validity and scope of the Specified Collateral.

5.	INFORMATION AND LIST OF LICENCES

5.1	The Transferor shall deliver to the Collateral Agent within three months after the end of each calendar year ending after January 2010 and, after the occurrence of an Enforcement Event whilst it is continuing at any time upon the request of the Collateral Agent an updated list of the Collateral which shall include all Collateral which the Transferor determines to have a value of EUR 1,000,000 or more. The list or lists shall give the details set forth in Schedule 2 to Schedule 5.

5.2	The list or lists may be delivered to the Collateral Agent in the form of a computer compact disk or in such other form as from time to time agreed between the Collateral Agent and the Transferor provided that the Collateral Agent may in its reasonable discretion request a computer print-out in addition to any other form.

5.3	The list or lists referred to in this Clause 5 are for information purposes only. The Transferor shall, however, use reasonable endeavours in preparing those lists. The list shall not be conclusive as to the Collateral transferred hereunder and shall not affect in any way the transfer of Collateral hereunder.

5.4	The Transferor shall procure in accordance with the terms of the Principal Finance Documents, that to the extent further steps are necessary to comply with any requirement under the Principal Finance Documents to create or perfect security over any Other Jurisdiction Collateral set out in any list delivered pursuant to Clause 5.1 such steps are taken in accordance with the Principal Finance Documents.

5.5	The Transferor shall deliver to the Collateral Agent without undue delay, but not later than 90 days upon execution of this Agreement, a list of Licences to the present

Collateral granted currently to third parties, whereas such list shall encompass Licences under which payments are or will become due after the effective date of this Agreement. The list shall give the details set forth in Schedule 2 to Schedule 5.

6.	RIGHT OF INSPECTION

Except as otherwise set forth in the Principal Finance Documents, the Transferor undertakes to provide the Collateral Agent without undue delay at its reasonable request with all information and documents, which are necessary for perfecting and, after an Enforcement Event and whilst it is continuing, for enforcing the security created hereby.

7.	REGISTRATION OF THE COLLATERAL

7.1	The Transferor shall deliver to the Collateral Agent, not later than 20 Business Days after the date of this Agreement, a declaration of assignment (Übertragungserklärung) for the registration of the assignment of the Collateral to the Collateral Agent by the Transferor in the form of Schedule 6 and any other form and at such time as may be required in such Other Jurisdiction in which the Transferor is required in accordance with Clause 3.2 to perfect the assignment and transfer of the Other Jurisdiction Collateral. The declaration of assignment must only be in certified form (notariell beglaubigte Form) in those countries where such a form is necessary for the registration of the assignment of the Other Jurisdiction Collateral to the Collateral Agent by the Transferor. Such declarations of consent shall only be used after the occurrence of an Enforcement Event and whilst it is continuing or if the registration is necessary to perfect the assignment and transfer of the Other Jurisdiction Collateral, in which case the Collateral Agent is entitled to be registered before the occurrence of an Enforcement Event.

7.2	Notwithstanding its rights under Clause 8 hereof, the Collateral Agent shall, in the event of its registration as the owner of the Collateral and to the extent reasonable, maintain the Collateral at the expense of the Transferor and exercise the rights following from the Collateral at the expense of the Transferor.

7.3	After the occurrence of an Enforcement Event and whilst it is continuing or if the registration is necessary to perfect the assignment and transfer any of the Specified Collateral, the Collateral Agent is entitled (unless otherwise set forth in the Principal Finance Documents) to be registered in the respective public register as owner of the Specified Collateral and is entitled to arrange for its registration or changes of registration in the respective public registers as the owner of the respective Specified Collateral, for and on behalf of the Secured Parties. The Transferor shall make all statements and take all actions that are required for the purpose of registration of the Collateral Agent in accordance with this Clause 7.3. Insofar as additional declarations or actions are necessary for the transfer of title and/or assignment of any part of the Specified Collateral, the Transferor shall, at the Collateral Agent’s request, make such declarations or undertake such actions.

8.	NOTICE OF ASSIGNMENT OF LICENCE RECEIVABLES

8.1	The Transferor shall notify by registered mail (Einschreiben mit Rückschein), substantially in the form set out in Schedule 7 hereto (Form of Notice for a Disclosed

Assignment) within 90 days from the date hereof or, with respect to Licence Receivables arising from agreements entered after the date of this Agreement, within one month after such agreement is entered into, the relevant debtor of the assignment of the Licence Receivables but in each case only if the debtor of the Licence Receivables is another member of the Group.

8.2	The Transferor shall use all reasonable endeavours to procure that the debtors of the Licence Receivables notified in accordance with Clause 8.1 above acknowledge each notice of assignment and accept the terms of the assignment as set out in Schedule 7 (Form of Notice for a Disclosed Assignment) without undue delay. The Transferor shall provide evidence to the Collateral Agent of any such acknowledgement received.

8.3	The Transferor shall deliver to the Collateral Agent 10 (ten) dated notification letters in the form Schedule 8 (Form of Blank Notification Letter) executed in blank within 90 days from the date hereof for the purpose of notifying the debtors of the Licence Receivables of the assignment of the Licence Receivables. The Collateral Agent will only use such notification letters if it is entitled to enforce this Agreement in accordance with Clause 10.

9.	COLLECTION OF LICENCE RECEIVABLES BY THE TRANSFEROR

9.1	At all times while no Enforcement Event is continuing, the Transferor is authorised by the Collateral Agent to collect the Licence Receivables (ermächtigt zur Einziehung) in its own name and for its own account and to dispose of, and exercise any rights and claims in relation to, the Licence Receivables in accordance with the terms of the Principal Finance Documents (including, for the avoidance of doubt, the disposal of the Licence Receivables). The Collateral Agent may revoke the Authorisation at any time if an Enforcement Event has occurred and is continuing.

10.	RIGHT OF ENFORCEMENT

10.1	If (i) an Enforcement Event has occurred and is continuing and (ii) any of the Obligations has become due and payable, then the Collateral Agent is entitled to enforce this Agreement and realise the Collateral.

10.2	The Collateral Agent will notify the Transferor in writing at least 5 (five) business days prior to the enforcement of the security granted hereunder. No such notice shall be required if (i) the Transferor has generally ceased to make payments, (ii) an application for the institution of insolvency proceedings is filed by or against the Transferor or (iii) the Collateral Agent has reasonable grounds to believe that observance of the notice period would adversely affect the legitimate interests (berechtigte Interessen) of the Collateral Agent.

10.3	In the case of a sale, the Transferor shall promptly provide the Collateral Agent with all documents of title and other documents relating to the Collateral and/or the Licence Receivables.

10.4	At any time while an enforcement event as described in sub-clause 10.1 is continuing, the Collateral Agent has the right to sell all or part of the Collateral by way of private sale to the extent necessary to satisfy any outstanding Obligations, it being understood that the Collateral Agent shall apply the proceeds of such realisation towards the Obligations in accordance with the First Lien Intercreditor Agreement.

10.5	While being entitled to enforce the security interest created hereunder in accordance with Clause 10.1 above the Collateral Agent is entitled to revoke the Authorisation, notify the debtors, enforce its rights under this Agreement and arrange for the collection of the Licence Receivables in its own name and for its own account or for the sale of the Licence Receivables. The Collateral Agent may request the Transferor to collect the Licence Receivables for and on behalf of the Collateral Agent and in accordance with the Collateral Agent’s instruction. The Transferor shall promptly comply with such request.

10.6	If the Collateral Agent collects any Licence Receivables pursuant to sub-Clause 10.410.5 hereof, it may take all measures and enter into all agreements with such debtors which it considers to be expedient. In particular, the Collateral Agent may grant discounts or indulgence to any debtors and/or enter into settlement agreements in relation to existing Licence Receivables at any time.

10.7	While being entitled to enforce the security interest created hereunder in accordance with Clause 10.1 above the Collateral Agent may request the Transferor to sell the Collateral for and on its behalf and the Transferor shall promptly comply with such request.

10.8	If the Collateral Agent sells the Collateral pursuant to this Clause 8 it may take all measures and enter into all agreements which it commercially reasonably considers to be expedient in connection therewith.

10.9	Notwithstanding sub-Clause 10.4, the Collateral Agent may, following the occurrence of an Enforcement Event and whilst it is continuing, in its sole discretion, determine which of several security interests (created under this or other security agreements) shall be used to satisfy the Obligations.

10.10	Given the non-accessory nature of this security, the Transferor has no defences of revocation and set-off and no defences based on defences any Grantor might have against the Obligations. The Collateral Agent is not required to proceed against or enforce any other rights or security before enforcing the security created hereunder.

10.11	The Transferor shall not at any time before, on or after an enforcement of the security created hereunder and as a result of the Transferor entering into this Agreement, be entitled to demand indemnification or compensation from any other Grantor or to assign any of these claims.

11.	LIMITATIONS ON ENFORCEMENT

11.1	The Collateral Agent shall be entitled to enforce the rights created under this Agreement and realise the Collateral and/or the Licence Receivables without limitation in respect of:
(a)	all and any amounts which are owed under the Credit Documents by the Transferor itself or by any of its subsidiaries; and

(b)	all and any amounts which correspond to funds that have been borrowed or otherwise raised under the Credit Documents in each case to the extent borrowed, on-lent or otherwise passed on to, or issued for the benefit of, the Transferor or any of its subsidiaries, or for the benefit of any of their creditors and in each case not repaid and outstanding from time to time
(in aggregate, the “Unlimited Enforcement Amount”).

11.2	Besides an enforcement in respect of the Unlimited Enforcement Amount applicable to the Transferor pursuant to Clause 11.1 above, the Collateral Agent shall not be entitled to enforce this Agreement and realise the Collateral and/or the Licence Receivables if and to the extent that:
(a)	the rights created hereunder secure the obligations of a Grantor which is (x) a shareholder of the Transferor or (y) an affiliated company (verbundenes Unternehmen) within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) of a shareholder of the Transferor (other than the Transferor and its subsidiaries); and

(b)	the enforcement would have the effect of (x) reducing the Transferor’s net assets (Reinvermögen) (the “Net Assets”) to an amount of less than its stated share capital (Stammkapital) or, if the Net Assets are already an amount of less than its stated share capital, of causing such amount to be further reduced and (y) would thereby affect the assets required for the obligatory preservation of the Transferor’s stated share capital (Stammkapital) according to section 30, 31 German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung) provided that the amount of the stated share capital to be taken into consideration shall be the amount registered in the commercial register at the date hereof, and any increase of the stated share capital registered after the date of this Agreement shall only be taken into account if such increase has been effected with the prior written consent of the Agent.
11.3	The Net Assets shall be calculated as an amount equal to the sum of the values of the Transferor’s assets (consisting of all assets which correspond to the items set forth in section 266 sub-section(2) A, B and C of the German Commercial Code (Handelsgesetzbuch) less the aggregate amount of the Transferor’s liabilities (consisting of all liabilities and liability reserves which correspond to the items set forth in section 266 sub-section(3) B, C and D of the German Commercial Code), save that:
(a)	any asset that is shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of such asset and that is not necessary for the Transferor’s business (nicht betriebsnotwendig) shall be taken into account with its market value;

(b)	obligations under loans provided to the Transferor by any member of the Group or any other affiliated company shall not be taken into account as liabilities as far as such loans are subordinated by law or by contract at least to the claims of the unsubordinated creditors of the Transferor; and

(c)	obligations under loans or other contractual liabilities incurred by the Transferor in violation of the provisions of the Credit Documents shall not be taken into account as liabilities.
The Net Assets shall be determined in accordance with the generally accepted accounting principles applicable from time to time in Germany (Grundsätze ordnungsmäßiger Buchführung) and be based on the same principles that were applied by the Transferor in the preparation of its most recent annual balance sheet (Jahresbilanz).

It being understood that the assets of the Transferor will be assessed at liquidation values (Liquidationswerte) if the managing directors of the Transferor at the time they prepare the Management Determination (as defined below) are, due to factual or legal circumstances at that time, in their opinion not able to make a positive prognosis as to whether the business of the Transferor can carry on as a going concern (positive Fortführungsprognose), in particular when the security created under this Agreement is enforced.

11.4	The limitations set out in Clause 11.2 above shall only apply if and to the extent that:
(a)	without undue delay, but not later than within 5 business days, after receipt of a notification by the Collateral Agent of its intention to enforce any of its rights under this Agreement and realise the Collateral and/or the Licence Receivables (the “Notice”), the Transferor has confirmed in writing to the Collateral Agent (x) to what extent such rights are up-stream or cross-stream security as described in Clause 11.2 above and (y) which amount of such up-stream or cross-stream security cannot be enforced as it would cause the Net Assets of the Transferor to fall below its stated share capital (taking into account the adjustments set out in Clause 11.3 above) and such confirmation is supported by evidence reasonably satisfactory to the Collateral Agent (the “Management Determination”) and the Collateral Agent has not contested this and argued that no or a lesser amount would be necessary to maintain the Transferor’s stated share capital; or

(b)	within 20 business days from the date the Collateral Agent has contested the Management Determination, the Collateral Agent receives from the Transferor an up to date balance sheet prepared by a firm of auditors of international standard and reputation (the “Determining Auditors”) which shows the value of the Transferor’s Net Assets (the “Balance Sheet”). The Balance Sheet shall be prepared in accordance with the principles set out in Clause 11.3 above, provided that the final sentence of Clause 11.3 above shall not apply unless the Determining Auditors have in an independent assessment determined that the assets of the Transferor should be evaluated at liquidation values (Liquidationswerte) in accordance with generally accepted accounting principles applicable from time to time in Germany (Grundsätze ordnungsgemäßer Buchführung) and shall contain further information (in reasonable detail) relating to items to be adjusted pursuant to Clause 11.3 above. If the Transferor fails to deliver a Balance Sheet within the aforementioned time period, the Collateral Agent shall be entitled to enforce the rights created under this Agreement irrespective of the limitations set out in Clause 11.2 above.

11.5	If the Collateral Agent disagrees with the Balance Sheet, it shall be entitled to enforce the rights created under this Agreement and realise the Collateral and the Licence Receivables up to the amount which, according to the Balance Sheet, can be enforced in compliance with the limitations set out in Clause 11.2 above. In relation to any additional amounts for which the Transferor is liable under this Agreement, the Collateral Agent shall be entitled to further pursue their claims (if any) and the Transferor shall be entitled to prove that this amount is necessary for maintaining its stated share capital (calculated as of the date the Collateral Agent has given notice of its intention to enforce the security created under this Agreement).

11.6	No reduction of the amount enforceable under this Clause 11 will prejudice the right of the Collateral Agent to continue enforcing the rights created under this Agreement (subject always to the operation of the limitations set out above at the time of such enforcement) until full satisfaction to the claims secured.

12.	REPRESENTATIONS AND WARRANTIES

The Transferor hereby represents and warrants to the Collateral Agent by way of an independent guarantee (selbständiges Garantieversprechen) that each of Schedule 2 to Schedule 5 hereof contain all Collateral of the Transferor with a value of EUR 1,000,000 or more (as such value is determined by the Transferor in accordance with the Principal Finance Documents). The details set out in Schedule 2 to Schedule 5 hereof are correct and complete in all material respects in relation to such Collateral as of the date hereof.

13.	UNDERTAKINGS

Unless otherwise permitted by the Principal Finance Documents, during the term of this Agreement, the Transferor undertakes to the Collateral Agent:

13.1	to inform the Collateral Agent in writing promptly of any attachments (Pfändung) of which it becomes aware in respect of any and all of the Specified Collateral and/or the Licence Receivables. In the event of an attachment, the Transferor undertakes to forward to the Collateral Agent without undue delay a copy of the attachment order (Pfändungsbeschluss), the garnishee order (Überweisungsbeschluss) and all other documents necessary for a defence against the attachment. The Transferor shall inform the attaching creditor without undue delay about the Collateral Agent’s security interests;

13.2	not to dispute the validity of the Specified Collateral or of new applications for registration with regard to the Specified Collateral;

13.3	if failure to do the following would have a material adverse effect, to make all statements and take all actions at its own expense which are reasonably required in order to maintain the registration of the Specified Collateral in the ordinary course of business, including the payment of renewal fees, and have the Specified Collateral registered if not registered so far and necessary to maintain the legal title therein and to deliver to the Collateral Agent at its reasonable request copies of the respective documents evidencing such actions;

13.4	to inform the Collateral Agent without undue delay if third parties materially dispute or challenge the validity of any of the Specified Collateral or materially allege that any of the Specified Collateral violates the rights of third parties, and assert all claims and to litigate if this is required for the defence against such claims. Following the occurrence of an Enforcement Event and whilst it is continuing, the Transferor agrees that the Collateral Agent may take over any judicial or extra judicial proceedings upon reasonable request and at the Transferor’s expense; and

13.5	subject to Clause 9 of this Agreement, to refrain from any acts or omissions, the purpose or effect of which is or would be the material dilution of the value of the Licence Receivables or the Licence Receivables ceasing to be assignable or subjecting any Licence Receivable to any law other than German law other than in the Transferor’s ordinary course of business;

13.6	to inform the Collateral Agent without undue delay, if third parties infringe any of the Specified Collateral in a way which would have a material adverse effect on the Collateral Agent’s and/or the Secured Parties’ rights relating to the Specified Collateral. The Transferor shall, acting commercially reasonably and considering the legitimate interest of the Collateral Agent and the Secured Parties, prosecute such infringement in its own name and at its own expense. All compensation claims becoming due after the date hereof become part of the Specified Collateral. Following the occurrence of an Enforcement Event and whilst it is continuing the Collateral Agent and/or the Secured Parties may take over any judicial or extra judicial proceedings upon request and at the Transferor’s expense.

14.	BOOKKEEPING AND DATA-PROCESSING

14.1	If proof, documents or data which are necessary to identify the Collateral and/or the Licence Receivables have been handed over by the Transferor to a third party (in particular a bookkeeping firm or a tax consultant) or are managed by a third party the Transferor hereby assigns to the Collateral Agent, who hereby accepts such assignment, its right to demand from such third party the return of the proof and documents and the right to obtain information as to the registration details of the Collateral. The Collateral Agent will only make use of such right if an Enforcement Event has occurred and is continuing. Upon the occurrence of an Enforcement Event and whilst it is continuing, the Transferor hereby undertakes to instruct the third party to provide the Collateral Agent upon its demand with such information and documents which are necessary to perfect and/or enforce the security created hereby.

14.2	If details concerning the Collateral and/or the Licence Receivables or any part thereof have been stored in an electronic data-processing system, then, if an Enforcement Event has occurred and is continuing, the Transferor shall allow the Collateral Agent access to the computer, including the peripheral equipment and all data concerning the Collateral or such part thereof. Moreover, software operators shall be made available insofar as so required, and any assistance required shall be provided to the Collateral Agent. If a third party handles the electronic processing of data, the Transferor hereby assigns to the extent legally possible to the Collateral Agent, who hereby accepts such assignment, all rights against such third party relating to these services, and instructs such third party to handle the processing of data for the Collateral Agent upon its demand as it did for the Transferor. The Collateral Agent shall only make use of such rights if an Enforcement Event has occurred and is continuing

14.3	At all times other than during the continuation of an Enforcement Event, the Collateral Agent authorises the Transferor to exercise the rights assigned to the Collateral Agent pursuant to Clause 14.1 and Clause 14.2 above.

15.	FURTHER ASSURANCE

Insofar as additional declarations or actions are necessary for the transfer of title of any part of the Specified Collateral the Transferor shall subject to the terms of the Principal Finance Documents, at the Collateral Agent’s request, acting reasonably, make such declarations or undertake such actions; it being understood that the Collateral Agent may only demand registration of the transfer of title if an Enforcement Event has occurred and is continuing, unless the registration is necessary to perfect the assignment and transfer of the Specified Collateral, in which case the Collateral Agent is entitled to be registered before the occurrence of an Enforcement Event which is continuing.

16.	DELEGATION

The Collateral Agent shall have full power to delegate (either generally or specifically) the powers, authorities and discretions conferred on it by this Agreement (including the power of attorney in Clause 3.2) on such terms and conditions as it shall see fit. The Collateral Agent shall only remain liable for diligently selecting and providing initial instructions to such delegate.

17.	INDEMNITY

To the extent set out in the First Lien Intercreditor Credit Agreement, the Transferor shall, notwithstanding any release or discharge of all or any part of the security, indemnify the Collateral Agent, its agents, its attorneys and any delegate against any action, proceeding, claims, losses, liabilities, damages, expenses, demands, taxes, losses and costs which it may sustain as a consequence of any breach by the Transferor of the provisions of this Agreement, the exercise or purported exercise of any of the rights and powers conferred on them by this Agreement or otherwise relating to the Collateral.

18.	NO LIABILITY

Except to the extent provided in the Principal Finance Documents, none of the Collateral Agent, its nominee(s) or agent(s) or delegate(s) shall be liable by reason of (a) taking any action permitted by this Agreement or (b) any neglect or default in connection with the assets and rights subject to the security interest created hereunder, save in respect of any loss or damage which is suffered as a result of wilful misconduct (Vorsatz) or gross negligence (grobe Fahrlässigkeit) by the Collateral Agent, its nominee(s) or agent(s) or delegate(s), or (c) the enforcement or realisation of all or any part of the security interest created hereunder.

19.	DURATION AND INDEPENDENCE

19.1	This Agreement shall create a continuing security and no change, amendment, or supplement whatsoever in the Credit Documents or in any document or agreement relating to any of the Credit Documents shall affect the validity or the scope of this Agreement nor the obligations, which are imposed on the Transferor pursuant to it.

19.2	This Agreement is independent from any other security or guarantee which may have been or will be given to the Secured Parties or the Collateral Agent. None of such other security shall prejudice, or shall be prejudiced by, or shall be merged in any way with, this Agreement.

19.3	Waiving Section 418 of the German Civil Code (applied by analogy), the Transferor hereby agrees that the security created hereunder shall not be affected by any transfer or assumption of the Obligations to, or by, any third party.

20.	RELEASE (SICHERHEITENFREIGABE)

20.1	Upon complete and irrevocable satisfaction of the Obligations, the Collateral Agent (as instructed in accordance with the First Lien Intercreditor Agreement) will as soon as reasonably practicable at the cost and expense of the Transferor retransfer and re-assign the Collateral and/or the Licence Receivables and all other rights and claims assigned or transferred to it pursuant to this Agreement to the Transferor and surrender the excess proceeds, if any, resulting from any sale of the Collateral or the realisation of the Licence Receivables. The Collateral Agent will, however, transfer any of the Collateral and/or assign the Licence Receivables to a third person if so required by law.

20.2	At any time when the total value of the aggregate security granted by the Transferor and the other Grantors to secure the Obligations (the “Security”) which can be expected to be realised in the event of an enforcement of the Security (realisierbarer Wert) exceeds 110% of the Obligations (the “Limit”), the Collateral Agent shall on demand of the Transferor release such part of the Security (Sicherheitenfreigabe) as the Collateral Agent may in its reasonable discretion (as instructed in accordance with the First Lien Intercreditor Agreement) determine so as to reduce the realisable value of the Security to the Limit.

20.3	The Collateral Agent (as instructed in accordance with the First Lien Intercreditor Agreement) will as soon as reasonably practicable declare in writing the release of the security created hereunder and retransfer and reassign the Collateral and the Licence Receivables to the Transferor in accordance with, and to the extent required by, the Intercreditor Arrangements.

21.	PARTIAL INVALIDITY, WAIVER

21.1	If at any time, any one or more of the provisions hereof is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, such provision shall as to such jurisdiction, be ineffective to the extent necessary without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof or of such provisions in any other jurisdiction. The invalid, illegal or unenforceable provision shall be deemed replaced with a valid, legal or enforceable provision which comes as close as possible to the original intent of the parties and the invalid, illegal or unenforceable provision. Should a gap (Regelungslücke) become evident in this Agreement, such gap shall, without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof, be deemed to be filled in with such provision as comes as close as possible to the original intent of the parties.

21.2	No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law.

22.	AMENDMENTS

Changes and amendments to this Agreement including this Clause 22 shall be made in writing.

23.	NOTICES AND THEIR LANGUAGE

23.1	All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

For the Transferor:	SIG Combibloc GmbH

	Address:	Rurstraße 58 52441 Linnich Germany
	Fax:	+49 2462 79 2519

Managing directors

(Geschäftsführung)

with a copy to:
	Address:	c/o Rank Group Limited Level 9 148 Quay Street PO Box 3515 Auckland 1140 New Zealand

	Telephone:	+649 3666 259

	Fax:	+649 3666 263

	Attention:	Helen Golding

For the Collateral Agent:	The Bank of New York Mellon

	Address:	101 Barclay Street, 4E New York, N.Y. 10286 The United States of America

	Telephone:	+212 298 1528

	Fax:	+218 815 5366

	Attention:	International Corporate Trust
23.2	Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. As agreed to in writing in accordance with the First Lien Intercreditor Agreement, notices and other communications hereunder may also be delivered by e-mail to the e-mail address of a representative of the applicable party to this Agreement provided from time to time by such party.

23.3	All notices and other communications given to any party in connection with this Agreement in accordance with the provisions of this Agreement shall be deemed (widerlegbare Vermutung) received on the date sent (if a business day) and on the next business day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by fax or on the date five business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Clause 23 or in accordance with the latest unrevoked direction from such party given in accordance with this Clause 23.

23.4	Any notice or other communication under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

24.	APPLICABLE LAW, JURISDICTION

24.1	This Agreement is governed by the laws of the Federal Republic of Germany.

24.2	The place of jurisdiction for any and all disputes arising under or in connection with this Agreement shall be the district court (Landgericht) in Frankfurt am Main. The Collateral Agent however, shall also be entitled to take action against the Transferor in any other court of competent jurisdiction. Further, the taking of proceedings against the Transferor in any one or more jurisdictions shall not preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

25.	CONCLUSION OF THIS AGREEMENT (VERTRAGSSCHLUSS)

25.1	The parties to this Agreement may choose to conclude this Agreement by an exchange of signed signature page(s), transmitted by means of telecommunication (telekommunikative Übermittlung) by fax or attached as an electronic photocopy (pdf., tif., etc.) to an e-mail.

25.2	If the parties to this Agreement choose to conclude this Agreement pursuant to sub-Clause 25.1 above, they will transmit the signed signature page(s) of this Agreement to the attention of Mr. Philipp Kropatscheck or Ms Corinna May (Philipp.Kropatschek@cliffordchance.com or Corinna.May@cliffordchance.com, fax: +49 69 7199 4000) (each a “Recipient”). The Agreement will be considered concluded once any of the Recipients has actually received the signed signature page(s) (Zugang der Unterschriftsseite(n)) from all parties to this Agreement and at the time of the receipt of the last outstanding signature page(s).

25.3	For the purposes of this Clause 25 only, the parties to this Agreement appoint each Recipient individually as their attorney (Empfangsvertreter) and expressly allow (gestatten) each Recipient to collect the signed signature page(s) from all and for all parties to this Agreement. For the avoidance of doubt, each Recipient will have no further duties connected with its position as Recipient. In particular, each Recipient may assume the conformity to the authentic original(s) of the signature page(s) transmitted to it by means of telecommunication, the genuineness of all signatures on the original signature page(s) and the signing authority of the signatories.

SCHEDULE 1
LIST OF ORIGINAL BORROWERS, ORIGINAL GUARANTORS AND ORIGINAL
SENIOR SECURED NOTE GUARANTORS
PART 1 — THE ORIGINAL BORROWERS
SIG Euro Holding AG & Co. KGaA
Closure Systems International Holding Inc.
Closure Systems International B.V.
SIG Austria Holding GmbH
Reynolds Consumer Products Holdings Inc.
Reynolds Group Holdings Inc.
PART 2 — THE ORIGINAL GUARANTORS
SIG Euro Holding AG & Co. KGaA (Germany)
SIG Beverages Germany GmbH (Germany)
SIG Combibloc Holding GmbH (Germany)
SIG Vietnam Beteiligungs GmbH (Germany)
SIG Combibloc GmbH (Germany)
SIG Combibloc Systems GmbH (Germany)
SIG Combibloc Zerspanungstechnik GmbH (Germany)
SIG Information Technology GmbH (Germany)
SIG International Services GmbH (Germany)
Beverage Packaging Holdings (Luxembourg) I S.A. (Luxembourg)
Beverage Packaging Holdings (Luxembourg) III S.à r.l. (Luxembourg)
SIG Finance (Luxembourg) S.à.r.l. (Luxembourg)
Reynolds Group Holdings Limited (New Zealand)
SIG Combibloc Group AG (Switzerland)
SIG Finanz AG (Switzerland)
SIG Technology AG (Switzerland)

SIG allCap AG (Switzerland)
SIG Combibloc (Schweiz) AG (Switzerland)
SIG Schweizerische Industrie-Gesellschaft AG (Switzerland)
SIG Holding USA Inc. (USA)
SIG Combibloc Inc. (USA)
Reynolds Group Holdings Inc. (USA)
Reynolds Group Issuer Inc. (USA)
Reynolds Group Issuer LLC (USA)
Closure Systems International Holdings (Germany) GmbH (Germany)
Closure Systems International Deutschland GmbH (Germany)
Closure Systems International Deutschland Real Estate GmbH & Co KG (Germany)
Closure Systems International (Luxembourg) S.à r.l. (Luxembourg)
Reynolds Consumer Products (Luxembourg) S.à r.l. (Luxembourg)
Reynolds Group Issuer (Luxembourg) S.A. (Luxembourg)
Closure Systems International B.V. (The Netherlands)
Reynolds Consumer Products International B.V. (The Netherlands)
Closure Systems International Holdings Inc. (Delaware, USA)
Closure Systems International Inc. (Delaware, USA)
Reynolds Packaging Machinery Inc. (Delaware, USA)
Closure Systems Mexico Holdings LLC (Delaware, USA)
CSI Mexico LLC (Delaware, USA)
Southern Plastics, Inc. (Louisiana, USA)
CSI Sales & Technical Services Inc. (Delaware, USA)
Reynolds Consumer Products Holdings Inc. (Delaware, USA)
Bakers Choice Products, Inc. (Delaware, USA)
Reynolds Consumer Products Inc. (Delaware, USA)
Reynolds Foil Inc. (Delaware, USA)

Reynolds Services Inc. (Delaware, USA)
PART 3 — LIST OF ORIGINAL SENIOR SECURED NOTE GUARANTORS
SIG Euro Holding AG & Co. KGaA (Germany)
SIG Beverages Germany GmbH (Germany)
SIG Combibloc Holding GmbH (Germany)
SIG Vietnam Beteiligungs GmbH (Germany)
SIG Combibloc GmbH (Germany)
SIG Combibloc Systems GmbH (Germany)
SIG Combibloc Zerspanungstechnik GmbH (Germany)
SIG Information Technology GmbH (Germany)
SIG International Services GmbH (Germany)
Beverage Packaging Holdings (Luxembourg) I S.A. (Luxembourg)
Beverage Packaging Holdings (Luxembourg) III S.à r.l. (Luxembourg)
SIG Finance (Luxembourg) S.à.r.l. (Luxembourg)
Reynolds Group Holdings Limited (New Zealand)
SIG Combibloc Group AG (Switzerland)
SIG Finanz AG (Switzerland)
SIG Technology AG (Switzerland)
SIG allCap AG (Switzerland)
SIG Combibloc (Schweiz) AG (Switzerland)
SIG Schweizerische Industrie-Gesellschaft AG (Switzerland)
SIG Holding USA Inc. (USA)
SIG Combibloc Inc. (USA)
Reynolds Group Holdings Inc. (USA)
Closure Systems International Holdings (Germany) GmbH (Germany)
Closure Systems International Deutschland GmbH (Germany)

Closure Systems International Deutschland Real Estate GmbH & Co KG (Germany)
Closure Systems International (Luxembourg) S.à r.l. (Luxembourg)
Reynolds Consumer Products (Luxembourg) S.à r.l. (Luxembourg)
Closure Systems International B.V. (The Netherlands)
Reynolds Consumer Products International B.V. (The Netherlands)
Closure Systems International Holdings Inc. (Delaware, USA)
Closure Systems International Inc. (Delaware, USA)
Reynolds Packaging Machinery Inc. (Delaware, USA)
Closure Systems Mexico Holdings LLC (Delaware, USA)
CSI Mexico LLC (Delaware, USA)
Southern Plastics, Inc. (Louisiana, USA)
CSI Sales & Technical Services Inc. (Delaware, USA)
Reynolds Consumer Products Holdings Inc. (Delaware, USA)
Bakers Choice Products, Inc. (Delaware, USA)
Reynolds Consumer Products Inc. (Delaware, USA)
Reynolds Foil Inc. (Delaware, USA)
Reynolds Services Inc. (Delaware, USA)

SCHEDULE 2
LIST OF PATENTS
Patents SIG Combibloc GmbH
22.10.2009

[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
020100AT	AT	Verfahren und Vorrichtung zum Applizieren von Ausgießelementen an Packungen und danach hergestellte Packungen	erteilt	aktiv	02.05.2003	02.02.2005	01.03.2006	03 732 305.2	1 501 734	1 501 734

020100BE	BE	Verfahren und Vorrichtung zum Applizieren von Ausgießelementen an Packungen und danach hergestellte Packungen	erteilt	aktiv	02.05.2003	02.02.2005	01.03.2006	03 732 305.2	1 501 734	l 501 734

020100BG	BG	Verfahren und Vorrichtung zum Applizieren von Ausgießelementen an Packungen und danach hergestellte Packungen	erteilt	aktiv	02.05.2003	02.02.2005	01.03.2006	03 732 305.2	1 501 734	l 501 734

020100CH	CH	Verfahren und Vorrichtung zum Applizieren von Ausgießelementen an Packungen und danach hergestellte Packungen	erteilt	aktiv	02.05.2003	02.02.2005	01.03.2006	03 732 305.2	1 501 734	l 501 734

020100CZ	CZ	Verfahren und Vorrichtung zum Applizieren von Ausgießelementen an Packungen und danach hergestellte Packungen	erteilt	aktiv	02.05.2003	02.02.2005	01.03.2006	03 732 305.2	1 501 734	l 501 734

020100DE	DE	Verfahren und Vorrichtung zum Applizieren von Ausgießelementen an Packungen und danach hergestellte Packungen	erteilt	aktiv	02.05.2003	02.02.2005	01.03.2006	03 732 305.2	1 501 734	1 501 734

020100DK	DK	Verfahren und Vorrichtung zum Applizieren von Ausgießelementen an Packungen und danach hergestellte Packungen	erteilt	aktiv	02.05.2003	02.02.2005	01.03.2006	03 732 305.2	1 501 734	1 501 734

020100EE	EE	Verfahren und Vorrichtung zum Applizieren von Ausgießelementen an Packungen und danach hergestellte Packungen	erteilt	aktiv	02.05.2003	02.02.2005	01.03.2006	03 732 305.2	1 501 734	1 501 734

020100EP	EP	Verfahren und Vorrichtung zum Applizieren von Ausgießelementen an Packungen und danach hergestellte Packungen	erteilt	aktiv	02.05.2003	02.02.2005	01.03.2006	03 732 305.2	1 501 734	1 501 734

020100ES	ES	Verfahren und Vorrichtung zum Applizieren von Ausgießelementen an Packungen und danach hergestellte Packungen	erteilt	aktiv	02.05.2003	02.02.2005	01.03.2006	03 732 305.2	1 501 734	1 501 734

020100FI	FI	Verfahren und Vorrichtung zum Applizieren von Ausgießelementen an Packungen und danach hergestellte Packungen	erteilt	aktiv	02.05.2003	02.02.2005	01.03.2006	03 732 305.2	1 501 734	1 501 734

020100FR	FR	Verfahren und Vorrichtung zum Applizieren von Ausgießelementen an Packungen und danach hergestellte Packungen	erteilt	aktiv	02.05.2003	02.02.2005	01.03.2006	03 732 305.2	1 501 734	1 501 734

020100GB	GB	Verfahren und Vorrichtung zum Applizieren von Ausgießelementen an Packungen und danach hergestellte Packungen	erteilt	aktiv	02.05.2003	02.02.2005	01.03.2006	03 732 305.2	1 501 734	1 501 734

[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
020100GR	GR	Verfahren und Vorrichtung zum Applizieren von Ausgießelementen an Packungen und danach hergestellte Packungen	erteilt	aktiv	02.05.2003	02.02.2005	01.03.2006	03 732 305.2	1 501 734	1 501 734

020100HU	HU	Verfahren und Vorrichtung zum Applizieren von Ausgießelementen an Packungen und danach hergestellte Packungen	erteilt	aktiv	02.05.2003	02.02.2005	01.03.2006	03 732 305.2	1 501 734	1 501 734

02010IE	IE	Verfahren und Vorrichtung zum Applizieren von Ausgießelementen an Packungen und danach hergestellte Packungen	erteilt	aktiv	02.05.2003	02.02.2005	01.03.2006	03 732 305.2	1 501 734	1 501 734

020100IT	IT	Verfahren und Vorrichtung zum Applizieren von Ausgießelementen an Packungen und danach hergestellte Packungen	erteilt	aktiv	02.05.2003	02.02.2005	01.03.2006	03 732 305.2	1 501 734	1 501 734

020100NL	NL	Verfahren und Vorrichtung zum Applizieren von Ausgießelementen an Packungen und danach hergestellte Packungen	erteilt	aktiv	02.05.2003	02.02.2005	01.03.2006	03 732 305.2	1 501 734	1 501 734

020100PT	PT	Verfahren und Vorrichtung zum Applizieren von Ausgießelementen an Packungen und danach hergestellte Packungen	erteilt	aktiv	02.05.2003	02.02.2005	01.03.2006	03 732 305.2	1 501 734	1 501 734

020100RO	RO	Verfahren und Vorrichtung zum Applizieren von Ausgießelementen an Packungen und danach hergestellte Packungen	erteilt	aktiv	02.05.2003	02.02.2005	01.03.2006	03 732 305.2	1 501 734	1 501 734

020100SE	SE	Verfahren und Vorrichtung zum Applizieren von Ausgießelementen an Packungen und danach hergestellte Packungen	erteilt	aktiv	02.05.2003	02.02.2005	01.03.2006	03 732 305.2	1 501 734	1 501 734

020100SI	SI	Verfahren und Vorrichtung zum Applizieren von Ausgießelementen an Packungen und danach hergestellte Packungen	erteilt	aktiv	02.05.2003	02.02.2005	01.03.2006	03 732 305.2	1 501 734	1 501 734

020100SK	SK	Verfahren und Vorrichtung zum Applizieren von Ausgießelementen an Packungen und danach hergestellte Packungen	erteilt	aktiv	02.05.2003	02.02.2005	01.03.2006	03 732 305.2	1 501 734	1 501 734

020100TR	TR	Verfahren und Vorrichtung zum Applizieren von Ausgießelementen an Packungen und danach hergestellte Packungen	erteilt	aktiv	02.05.2003	02.02.2005	01.03.2006	03 732 305.2	1 501 734	1 501 734

94341AT	AT	Verfahren und Vorrichtung zum, Schneiden, Perforieren oder Beschriften wiederkehrender Muster in kontinuierlich bewegtes Flachmaterial	erteilt	aktiv	27.09.1996	22.07.1998	11.08.1999	96 933 410.1	0 853 524	0 853 524

94341AU	AU	Verfahren und Vorrichtung zum Schneiden, Perforieren oder Beschriften wiederkehrender Muster in kontinuierlich bewegtes Flachmaterial	erteilt	aktiv	27.09.1996	11.05.2000	24.08.2000	72156/96		719505

94341CH	CH	Verfahren und Vorrichtung zum Schneiden, Perforieren oder Beschriften wiederkehrender Muster in kontinuierlich bewegtes Flachmaterial	erteilt	aktiv	27.09.1996	22.07.1998	11.08.1999	96 933 410.1-1270	0 833 524	0 853 524

[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
94341CN	CN	Verfahren und Vorrichtung zum Schneiden, Perforieren oder Beschriften wiederkehrender Muster in kontinuierlich bewegtes Flachmaterial	erteilt	aktiv	27.09.1996	18.11.1998	19.02.2003	96197481.8	CN 1199357 A	ZL96197481.8
94341DE	DE	Verfahren und Vorrichtung zum Schneiden, Perforieren oder Beschriften wiederkehrender Muster in kontinuierlich bewegtes Flachmaterial	erteilt	aktiv	27.09.1996	22.07.1998	11.08.1999	96 933 410.1	0 853 524	0 853 524
94341EP	EP	Verfahren und Vorrichtung zum Schneiden, Perforieren oder Beschriften wiederkehrender Muster in kontinuierlich bewegtes Flachmaterial	erteilt	aktiv	27.09.1996	22.07.1998	11.08.1999	96 933 410.1	0 853 524	0 853 524
94341ES	ES	Verfahren und Vorrichtung zum Schneiden, Perforieren oder Beschriften wiederkehrender Muster in kontinuierlich bewegtes Flachmaterial	erteilt	aktiv	27.09.1996	22.07.1998	11.08.1999	96 933 410.1-1270	0 853 524	0 853 524
94341FR	FR	Verfahren und Vorrichtung zum Schneiden, Perforieren oder Beschriften wiederkehrender Muster in kontinuierlich bewegtes Flachmaterial	erteilt	aktiv	27.09.1996	22.07.1998	11.08.1999	96 933 410.1-1270	0 853 524	0 853 524
94341GB	GB	Verfahren und Vorrichtung zum Schneiden, Perforieren oder Beschriften wiederkehrender Muster in kontinuierlich bewegtes Flachmaterial	erteilt	aktiv	27.09.1996	22.07.1998	11.08.1999	96 933 410.1-1270	0 853 524	0 853 524
94341HK	HK	Verfahren und Vorrichtung zum Schneiden, Perforieren oder Beschriften wiederkehrender Muster in kontinuierlich bewegtes Flachmaterial	erteilt	aktiv	27.09.1996	22.10.1999	27.06.2003	99101017.9		HK 1015728
94341IT	IT	Verfahren und Vorrichtung zum Schneiden, Perforieren oder Beschriften wiederkehrender Muster in kontinuierlich bewegtes Flachmaterial	erteilt	aktiv	27.09.1996	22.07.1998	11.08.1999	96 933 410.1	0 853 524	0 853 524
94341MX	MX	Verfahren und Vorrichtung zum Schneiden, Perforieren oder Beschriften wiederkehrender Muster in kontinuierlich bewegtes Flachmaterial	erteilt	aktiv	27.09.1996		11.03.2002	982650		207042
94341NL	NL	Verfahren und Vorrichtung zum Schneiden, Perforieren oder Beschriften wiederkehrender Muster in kontinuierlich bewegtes Flachmaterial	erteilt	aktiv	27.09.1996	22.07.1998	11.08.1999	96 933 410.1-1270	0 853 524	0 853 524
94341US	US	Verfahren und Vorrichtung zum Schneiden, Perforieren oder Beschriften wiederkehrender Muster in kontinuierlich bewegtes Flachmaterial	erteilt	aktiv	27.09.1996		04.04.2000	09/051,308		6,046,427
95062AT	AT	Vorrichtung zum Sterilisieren bei der Abfüllung vorzugsweiser flüssiger Lebensmittel in Packungsbehältern	erteilt	aktiv	23.01.1996	14.08.1996	16.09.1998	96 100 868.7	0 726 203	0 726 203
95062DE	DE	Vorrichtung zum Sterilisieren bei der Abfüllung vorzugsweiser flüssiger Lebensmittel in Packungsbehältern	erteilt	aktiv	23.01.1996	14.08.1996	16.09.1998	96 100 868.7	0 726 203	0 726 203
95062EP	EP	Vorrichtung zum Sterilisieren bei der Abfüllung vorzugsweiser flüssiger Lebensmittel in Packungsbehältern	erteilt	aktiv	23.01.1996	14.08.1996	16.09.1998	96 100 868.7	0 726 203	0 726 203

[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
94341CN	CN	Verfahren und Vorrichtung zum Schneiden, Perforieren oder Beschriften wiederkehrender Muster in kontinuierlich bewegtes Flachmaterial	erteilt	aktiv	27.09.1996	18.11.1998	19.02.2003	96197481.8	CN 1199357 A	ZL96197481.8
94341DE	DE	Verfahren und Vorrichtung zum Schneiden, Perforieren oder Beschriften wiederkehrender Muster in kontinuierlich bewegtes Flachmaterial	erteilt	aktiv	27.09.1996	22.07.1998	11.08.1999	96 933 410.1	0 853 524	0 853 524
94341EP	EP	Verfahren und Vorrichtung zum Schneiden, Perforieren oder Beschriften wiederkehrender Muster in kontinuierlich bewegtes Flachmaterial	erteilt	aktiv	27.09.1996	22.07.1998	11.08.1999	96 933 410.1	0 853 524	0 853 524
94341ES	ES	Verfahren und Vorrichtung zum Schneiden, Perforieren oder Beschriften wiederkehrender Muster in kontinuierlich bewegtes Flachmaterial	erteilt	aktiv	27.09.1996	22.07.1998	11.08.1999	96 933 410.1-1270	0 853 524	0 853 524
94341FR	FR	Verfahren und Vorrichtung zum Schneiden, Perforieren oder Beschriften wiederkehrender Muster in kontinuierlich bewegtes Flachmaterial	erteilt	aktiv	27.09.1996	22.07.1998	11.08.1999	96 933 410.1-1270	0 853 524	0 853 524
94341GB	GB	Verfahren und Vorrichtung zum Schneiden, Perforieren oder Beschriften wiederkehrender Muster in kontinuierlich bewegtes Flachmaterial	erteilt	aktiv	27.09.1996	22.07.1998	11.08.1999	96 933 410.1-1270	0 853 524	0 853 524
94341HK	HK	Verfahren und Vorrichtung zum Schneiden, Perforieren oder Beschriften wiederkehrender Muster in kontinuierlich bewegtes Flachmaterial	erteilt	aktiv	27.09.1996	22.10.1999	27.06.2003	99101017.9		HK 1015728
94341IT	IT	Verfahren und Vorrichtung zum Schneiden, Perforieren oder Beschriften wiederkehrender Muster in kontinuierlich bewegtes Flachmaterial	erteilt	aktiv	27.09.1996	22.07.1998	11.08.1999	96 933 410.1	0 853 524	0 853 524
94341MX	MX	Verfahren und Vorrichtung zum Schneiden, Perforieren oder Beschriften wiederkehrender Muster in kontinuierlich bewegtes Flachmaterial	erteilt	aktiv	27.09.1996		11.03.2002	982650		207042
94341NL	NL	Verfahren und Vorrichtung zum Schneiden, Perforieren oder Beschriften wiederkehrender Muster in kontinuierlich bewegtes Flachmaterial	erteilt	aktiv	27.09.1996	22.07.1998	11.08.1999	96 933 410.1-1270	0 853 524	0 853 524
94341US	US	Verfahren und Vorrichtung zum Schneiden, Perforieren oder Beschriften wiederkehrender Muster in kontinuierlich bewegtes Flachmaterial	erteilt	aktiv	27.09.1996		04.04.2000	09/051,308		6,046,427
95062AT	AT	Vorrichtung zum Sterilisieren bei der Abfüllung vorzugsweiser flüssiger Lebensmittel in Packungsbehältern	erteilt	aktiv	23.01.1996	14.08.1996	16.09.1998	96 100 868.7	0 726 203	0 726 203
95062DE	DE	Vorrichtung zum Sterilisieren bei der Abfüllung vorzugsweiser flüssiger Lebensmittel in Packungsbehältern	erteilt	aktiv	23.01.1996	14.08.1996	16.09.1998	96 100 868.7	0 726 203	0 726 203
95062EP	EP	Vorrichtung zum Sterilisieren bei der Abfüllung vorzugsweiser flüssiger Lebensmittel in Packungsbehältern	erteilt	aktiv	23.01.1996	14.08.1996	16.09.1998	96 100 868.7	0 726 203	0 726 203

[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
95421EP	EP	Verfahren und Vorrichtung zum Applizieren von Ausgießelementen aufmit fließfähigen Produkten geffüllte quaderförmige Flachgiebelpackungen	erteilt	aktiv	27.07.1996	20.05.1998	22.09.1999	96 927 056.0	0 842 041	0 842 041
95421ES	ES	Verfahren und Vorrichtung zum Applizieren von Ausgießelementen aufmit fließfähigen Produkten gefüllte quaderförmige Flachgiebelpackungen	erteilt	aktiv	27.07.1996	20.05.1998	22.09.1999	96 927 056.0	0 842 041	0 842 041
95421FR	FR	Verfahren und Vorrichtung zum Applizieren von Ausgießelementen aufmit fließfähigen Produkten gefüllte quaderförmige Flachgiebelpackungen	erteilt	aktiv	27.07.1996	20.05.1998	22.09.1999	96 927 056.0	0 842 041	0 842 041
95421GB	GB	Verfahren und Vorrichtung zum Applizieren von Ausgießelementen aufmit fließfähigen Produkten gefüllte quaderförmige Flachgiebelpackungen	erteilt	aktiv	27.07.1996	20.05.1998	22.09.1999	96 927 056.0	0 842 041	0 842 041
95421HU	HU	Verfahren und Vorrichtung zum Applizieren von Ausgießelementen aufmit fließfähigen Produkten gefüllte quaderförmige Flachgiebelpackungen	erteilt	aktiv	27.07.1996	28.06.1999	28.10.2002	P9900513		221 467
95421IT	IT	Verfahren und Vorrichtung zum Applizieren von Ausgießelementen aufmit fließfähigen Produkten gefüllte quaderförmige Flachgiebelpackungen	erteilt	aktiv	27.07.1996	20.05.1998	22.09.1999	96 927 056.0	0 842 041	0 842 041
95421NL	NL	Verfahren und Vorrichtung zum Applizieren von Ausgießelementen aufmit fließfähigen Produkten gefüllte quaderförmige Flachgiebelpackungen	erteilt	aktiv	27.07.1996	20.05.1998	22.09.1999	96 927 056.0	0 842 041	0 842 041
95421PL	PL	Verfahren und Vorrichtung zum Applizieren von Ausgießelementen aufmit fließfähigen Produkten gefüllte quaderförmige Flachgiebelpackungen	erteilt	aktiv	27.07.1996		14.10.2002	P-324 799		185130
95421TH	TH	Verfahren und Vorrichtung zum Applizieren von Ausgießelementen aufmit fließfähigen Produkten gefüllte quaderförmige Flachgiebelpackungen	erteilt	aktiv	02.08.1996	15.07.1998	17.01.2002	032651		11718
95421US	US	Verfahren und Vorrichtung zum Applizieren von Ausgießelementen aufmit fließfähigen Produkten gefüllte quaderförmige Flachgiebelpackungen	erteilt	aktiv	27.07.1996		25.07.2000	09/011,168		6,092,351
96685AT	AT	Vorrichtung zur Zuführung von Packungsmanteln in eine Füllmaschine zur Abfüllung flüssiger Lebensmittel in Mehrschichtvferbundpackungen	erteilt	aktiv	03.11.1997	25.08.1999	03.01.2001	97 948 866.5	0 936 992	0 936 992
96685CH	CH	Vorrichtung zur Züfuhrung von Packungsmanteln in eine Füllm aschine zur Abfüllung flüssiger Lebensmittel in Mehrschichtvcrbundpackungen	erteilt	aktiv	03.11.1997	25.08.1999	03.01.2001	97948 866.5	0 936 992	0 936 992
96685CN	CN	Vorrichtung zur Zuführung von Packungsmanteln in eine Füllmaschine zur Abfüllung flüssiger Lebensmitteln in Mehrschichtverbundpackungen	erteilt	aktiv	03.11.1997	29.12.1999	17.01.2003	97180404.4	1239923A	ZL97180404.4
96685DE	DE	Vorrichtung zur Zuführung von Packungsmanteln in eine Füllmaschine zur Abfüllung flüssiger Lebensmittel in Mehrschichtverbundpackungen	erteilt	aktiv	03.11.1997	25.08.1999	03.01.2001	97 948 866.5	0 936 992	0 936 992

[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[[ILLEGIBLE]]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
96685EP	EP	Vorrichtung zur Zufuhrüng von Packungsmllnltln in eine Füllmaschine zur Abfüllung flüssiger Lebcnsmittel in Mehrschichtverbundpackungen	erteilt	aktiv	03.11.1997	25.08.1999	03.0l.2001	97 948 866.5	0 936 992	0 936 992
96685ES	ES	Vorrichtung zur Zufuhrüng von Packungsmänteln in eine Füllmaschine zur Abfüllung flüssiger Lebensmittel in Mehrschichtverbundpackungen	erteilt	aktiv	03.11.1997	25.08.1999	03.01.2001	97 948 866.5	0 936 992	0 936 992
96685FR.	FR	Vorrichtung zur Zufuhrüng von Packungsmänteln in eine Füllmaschine zur Abfüllung flüssiger Lebensmittel in Mehrschichtverbundpackungen	erteilt	aktiv	03.11.1997	25.08.1999	03.01.2001	97 948 866.5	0 936 992	0 936 992
96685GB	GB	Vorrichtung zur Zufuhrüng von Packungsmänteln in eine Füllmaschine zur Abfüllung flüssiger Lebensmittel in Mehrschichtverbundpackungen	erteilt	aktiv	03.11.1997	25.08.1999	03.01.2001	97 948 866.5	0 936 992	0 936 992
96685HK	HK	Vorrichtung zur Zufuhrüng von Packungsmänteln in eine Füllmaschine zur Abfüllung flüssiger Lebensmittel in Mehrschichtverbundpackungen	erteilt	aktiv	03.11.1997	15.09.2000	17.10.2003	00102576.8		HK 1023542
96685IT	IT	Vorrichtung zur Zufuhrüng von Packungsmänteln in eine Füllmaschine zur Abfüllung flüssiger Lebensmittel in Mehrschichtverbundpackungen	erteilt	aktiv	03.11.1997	25.08.1999	03.01.2001	97 948 866.5	0 936 992	0 936 992
96685NL	NL	Vorrichtung zur Zufuhrüng von Packungsmänteln in eine Füllmaschine zur Abfüllung flüssiger Lebensmittel in Mehrschichtverbundpackungen	erteilt	aktiv	03.11.1997	25.08.1999	03.01.2001	97 948 866.5	0 936 992	0 936 992
96685US	US	Vorrichtung zur Zufuhrüng von Packungsmänteln in eine Füllmaschine zur Abfüllung flüssiger Lebensmittel in Mehrschichtverbundpackungen	erteilt	aktiv	03.11.1997		19.03.2002	09/297,338		6,357,202
97478AR	AR	Wiederverschließbares Ausgießelement für Getränkepackungen	erteilt	aktiv	08.02.1999	04.04.2005	04.04.2005	990100524	AR018075B1	AR018075B1
97478AU	AU	Wiederverschließbares Ausgießelement für Getränkepackungen	erteilt	aktiv	05.02.1999	21.06.2001	21.06.2001	25225/99		734869
97478BR	BR	Wiederverschließbares Ausgießelement für Getränkepackungen	erteilt	aktiv	05.02.1999	04.11.2008	04.11.2008	PI9907755-8		PI9907755-8
97478CA	CA	Wiederverschließbares Ausgießelement für Getränkepackungen	erteilt	aktiv	05.02.1999		28.11.2006	2,320,814		2,320,814
97478CL	CL	Wiederverschließbares Ausgießelement für Getränkepackungen	erteilt	aktiv	09.02.1999	10.05.2000	07.09.2007	238-99		43314
97478CN	CN	Wiederverschließbares Ausgießelement für Getränkepackungen	erteilt	aktiv	05.02.1999	04.04.2001	27.11.2002	99802822.3	CN1290226A	ZL 99802822.3
97478CZ	CZ	Wiederverschließbares Ausgießelement für Getränkepackungen	erteilt	aktiv	05.02.1999		08.02.2005	PV 2000-2902		294 900
97478HK	HK	Wiederverschließbares Ausgießelement für Getränkepackungen	erteilt	aktiv	05.02.1999	09.11.2001	23.05.2003	01105724.1	1034946A	HK 1034946
97478HU	HU	Wiederverschließbares Ausgießelement für Getränkepackungen	erteilt	aktiv	05.02.1999	28.09.2001	06.06.2007	P0102106		225 732

[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
974748KR	KR	Wiederverschließbares Ausgießelement für Getränkepackungen	erteilt	aktiv	05.02.1999	05.05.2001	13.10.2005	7008670/2000	2001-0040778	523090
97478MX	MX	Wiederverschließbares Ausgießelement für Getränkepackungen	erteilt	aktiv	05.02.1999		31.03.2004	007776		219658
97478PL	PL	Wiederverschließbares Ausgießelement für Getränkepackungen	erteilt	aktiv	05.02.1999		23.03.2007	P-342 196		196004
97478RU	RU	Wiederverschließbares Ausgießelement für Getränkepackungen	erteilt	aktiv	05.02.1999		20.11.2002	2000123393		2192997
97478TH	TH	Wiederverschließbares Ausgießelement für Getränkepackungen	erteilt	aktiv	05.02.1999	26.06.2000	14.12.2007	048556	38972	22932
97478TW	TW	Wiederverschließbares Ausgießelement für Getränkepackungen	erteilt	aktiv	06.04.1999		27.04.2000	88101892		110196
97478US	US	Wiederverschließbares Ausgießelement für Getränkepackungen	erteilt	aktiv	05.02.1999		29.04.2003	09/601,677		6,554,181
980345TH	TH	Verfahren zum Verschließen des Bodens von Verbundpackungen sowie eine Vorrichtung zur Durchfuhrung eines solchen Verfahrens	eingereicht	aktiv	31.07.2000	01.06.2001		059314	45603
980345TW	TW	Verfahren zum Verschlißen des Bodens von Verbundpackungen sowie eine Vorrichtung zur Durchfuhrung eines solchen Verfahrens	erteilt	aktiv	13.10.2000		02.04.2003	89115319		167102

Patents PKL Verpackungssysteme GmbH
22.10.2009

[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
94341ZA	ZA	Verfahren und Vorrichtung zum Schneiden, Perforieren oder Beschriften wiederkehrender Muster in kontinuierlicb bewegtes Elachmaterial.	erteilt	aktiv	07.10.1996		25.06.1997	96/08447		96/08447
95062CN	CN	Sterilraumhaube	erteilt	aktiv	11.02.1996	01.01.1997	19.12.2001	96105936.2	CN1139066A	78128
95062TH	TH	Sterilraumhaube	erteilt	aktiv	12.02.1996	05.03.1997	09.06.2003	030019		14849
95062US	US	Sterilraumhaube	erteilt	aktiv	09.02.1996		26.08.1997	08/599,258		5,660,100
95309US	US	Verfahren und Vorrichtung zum Perforieren oder Schneiden von bedrucktem Mehrschichtverbundmaterial.	erteilt	aktiv	05.06.1996		28.12.1999	08/981,175		6,007,756

SCHEDULE 3
LIST OF REGISTERED DESIGNS

Registration – No
(or Application-No. where the
Registered Design or	Design has not yet been
Design Application	granted)	Brief Description

Currently none.

SCHEDULE 4
LIST OF TRADEMARKS
Trademarks SIG Combibloc GmbH
22.10.2009

[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
51437AE-07	AE	combibloc	eingetragen	aktiv	10.06.1998		14.08.1999	27031		21861
51437AE-16	AE	combibloc	eingetragen	aktiv	10.06.1998	11.08.1999	08.10.2002	27032		33655
51437CN-3A	CN	COMBIBLOC	eingetragen	aktiv	27.11.1985		10.10.1986	43977		264940
51437CN-3B	CN	combibloc (chin. Buchstaben)	eingetragen	aktiv	16.09.1986		20.07.1987	37131		2931388
51437CN59A	CN	combibloc	eingetragen	aktiv	27.11.1985		10.10.1986	43976		265154
51437CN59B	CN	combibloc (chin. Buchstaben)	eingetragen	aktiv	24.09.1987		30.08.1988	33384		322696
51437EU	EU	combibloc	eingetragen	aktiv	01.12.1997	31.08.1998	03.02.1999	000691584		000691584
51437HK	HK	combibloc	eingetragen	aktiv	05.03.1986		05.03.1986	19863041/19863042		19863041AA
51437HU	HU	combibloc	eingetragen	aktiv	03.11.1988		22.06.1989	2253/2314/1988		127997
51437IE	IE	combibloc	eingetragen	aktiv	19.01.1999		19.01.1999	211185		211185
51437JO-07	JO	combibloc	eingetragen	aktiv	01.06.1998		21.07.1999	50072		50072
51437JO-16	JO	combibloc	eingetragen	aktiv	01.06.1998		21.07.1999	50073		50073
51437JP-9A	JP	COMBIBLOC	eingetragen	aktiv	12.05.1976	21.02.1979	01.12.1979	Sho-51-29643	Sho-54-9788	1 399 713
51437JP-9B	JP	combibloc (in Kana)	eingetragen	aktiv	03.03.1986		24.06.1988	20800/86		2 057 321
51437JP18A	JP	COMBIBLOC	eingetragen	aktiv	12.05.1976		23.02.1979	Sho-51-29648		1371785-2
51437JP18B	JP	combibloc (in Kana)	eingetragen	aktiv	03.03.1986		22.02.1988	20801/86		2022829
51437KW-07	KW	combibloc	eingetragen	aktiv	21.07.1998		07.07.2002	40482		36220
51437KW-16	KW	combibloc	eingetragen	aktiv	21.07.1998		07.07.2002	40483		36218
51437OM-07	OM	COMBIBLOC	eingetragen	aktiv	02.02.1998	01.12.2002	09.04.2003	17216		17216
51437OM-16	OM	COMBIBLOC	eingetragen	aktiv	02.02.1998	19.08.2004	06.12.2004	17217		17217
51437TN	TN	combibloc	eingetragen	aktiv	19.02.1998		19.02.1998	EE 98.0239		EE 98.0239
51437TR	TR	combibloc	eingetragen	aktiv	19.02.1998		19.02.1998	98/1849		193341
53380EU	EU	combiTop	eingetragen	aktiv	01.12.1997	31.08.1998	03.02.1999	000691592		000691592
53380GR	GR	combiTop	eingetragen	aktiv	14.05.1998		19.06.2000	136891		136891
53380IE	IE	combiTop	eingetragen	aktiv	19.01.1999		19.01.1999	99/0147		212097
53380IT	IT	combiTop	eingetragen	aktiv	19.11.1990		14.07.1993	RM2001C002906		983309
53380NZ	NZ	combiTop	eingetragen	aktiv	27.11.1990		27.11.1990	206534		206534
53380PL	PL	combiTop	eingetragen	aktiv	05.12.1997		28.06.2001	Z-180 977		126 136
53380PT	PT	combiTop	eingetragen	aktiv	30.03.1998		02.09.1998	329493		329493
990425EU	EU	combiLift	eingetragen	aktiv	03.04.2000	18.12.2000	11.06.2001	001593102		001593102
990425WO	WO	combiLift	eingetragen	aktiv	30.06.2000		30.06.2000	745 644		745 644

SCHEDULE 5
LIST OF UTILITY MODELS

Registration —No.
(or Application-No. where
Utility Model or	the Utility Model has not
Utility Model Application	yet been granted)	Brief Description
Currently none.

SCHEDULE 6
ÜBERTRAGUNGSERKLÄRUNG
(DECLARATION OF ASSIGNMENT)
Die unterzeichnende Firma
The undersigning company
SIG Combibloc GmbH
überträgt hiermit mit allen Rechten und Pflichten die in den Anlagen hierzu aufgelisteten [Patente/Gebrauchsmuster/Marken/Geschmacksmuster] (sowie der Anmeldungen) (die “Schutzrechte”)
herewith assigns and transfers with all rights and duties relating to the [patents/utility models/trademarks/design rights] (including any applications) listed in the schedules hereto (the “IP Rights”)
auf/to
The Bank of New York Mellon
101 Barclay Street, 4E
New York, N.Y. 10286
The United States of America
und erklärt sich gleichzeitig mit der Umschreibung der Schutzrechte auf die Erwerberin einverstanden.
and agrees that the assignment of the IP Rights is recorded in the [Patent/Trademark] Office.
Ort/Datum:

Place/Date:

Unterschrift/Signature:

Anhang (Liste der Patente und Marken nebst Anmeldungen)

SCHEDULE 7
FORM OF NOTICE FOR A DISCLOSED ASSIGNMENT
[To be printed off on letterhead of the Transferor]
[Name and address of debtor]

[insert date and place]	[Datum und Ort einfügen]
Dear Sirs,	Sehr geehrte Damen und Herren,

We hereby give you notice that pursuant to a transfer and assignment agreement releating to intellectual property rights entered into by us in favour of [insert name and address of the Collateral Agent] (the “Collateral Agent”) dated [insert date of the transfer and assignment agreement], we have assigned to the Collateral Agent all our present and future receivables against you together with all ancillary rights pertaining to them arising under the [describe licence agreement] including those set out in Annex 1 hereto. We are authorised by the Collateral Agent to collect the assigned receivables in our own name and for our own account and to exercise any rights and claims unless you receive a notification from the Collateral Agent to the contrary. Please see attached as Annex 2 a copy of the transfer and assignment agreement relating to intellectual property rights.
Wir teilen Ihnen hierdurch mit, dass wir mit Sicherungsübereignungs- und abtretungsvertrag bezüglich gewerblicher Schutzrechte vom [Datum des Sicherungsübereignungs- und abtretungsvertrages einfügen] sämtliche bestehenden und künftigen Forderungen mit allen dazugehörenden Rechten gegen Sie aus [Beschreibung Lizenzvertrag] an [Name und Adresse des Sicherheitentreuhänders einfügen] (der “Sicherheitentreuhänder”) abgetreten haben, einschließlich der in Anlage 1 genannten. Wir sind vom Sicherheitentreuhänder ermächtigt, alle Zahlungen betreffend die abgetretenen Forderungen im eigenen Namen und für eigene Rechnung einzuziehen und entgegenzunehmen und unsere Rechte, wenn und soweit Sie keine anderslautende Mitteilung des Sicherheitentreuhänders erhalten. Als Anlage 2 erhalten Sie eine Kopie des Sicherungsübereignungs- und abtretungsvertrages bezüglich gewerblicher Schutzrechte.

Please acknowledge receipt of this notice and your agreement with the terms hereof by counter-signing this letter and returning the same to us.	Bitte bestätigen Sie den Erhalt dieser Benachrichtigung und Ihr Einverständnis mit den hierin enthaltenen Bestimmungen durch Gegenzeichnung dieser Benachrichtigung und Rücksendung an uns.

Yours faithfully,	Mit freundlichen Grüßen

[insert full name of the Transferor]	[Namen des Sicherungsgebers einfügen]

By:

	Name:	Name:
	Title:	Titel:

Acknowledgement of the debtor	Bestätigung des Drittschuldners

We acknowledge receipt of this notification letter	Wir bestätigen den Erhalt der Benachrichtigung

and confirm our agreement with the terms thereof.	und erklären unser Einverständnis mit den darin enthaltenen Bestimmungen.

[insert full name of the debtor]	[den vollständigen Namen des Drittschuldners einfügen]

By:

	Name:	Name:
	Title:	Titel:
	Date:	Datum:

Annex 1 / Anlage 1
Details of assigned receivables / Einzelheiten der abgetretenen Forderungen

Annex 2 / Anlage 2
Copy of the transfer and assignment agreement / Kopie des Sicherungsübereignungs-
und Abtretungsvertrags

SCHEDULE 8
FORM OF BLANK NOTIFICATION LETTERS
[To be printed off on letterhead of the Transferor]
[Name and address of debtor to be completed by the
Collateral Agent
Leave this space blank]

[insert date and place]	[Datum und Ort einfügen]
Dear Sirs,

We hereby give you notice that pursuant to a transfer and assignment agreement relating to intellectual property rights entered into by us in favour of [insert name and address of the Collateral Agent] (the “Collateral Agent”) dated [insert date of the assignment agreement], we have assigned by way of a transfer and assignment agreement (Sicherungsübereignungs- und Abtretungsvertrag) to the Collateral Agent all our present and future receivables against you arising under [describe licence agreement] together with all ancillary rights pertaining to them including those set out in Annex 1 hereto. The Collateral Agent is solely authorised to collect and deal with the assigned receivables, and all payments with respect to the assigned receivables have to be made to the Collateral Agent. Please do not make any further payments into our accounts. Please find attached as Annex 2 hereto a copy of the assignment agreement.
Sehr geehrte Damen und Herren,

Wir teilen Ihnen hierdurch mit, dass wir mit Abtretungsvertrag bezüglich gewerblicher Schutzrechte vom [Datum des Sicherungsübereignungs- und Abtretungsvertrag einfügen] sämtliche bestehenden und künftigen Forderungen mit allen dazugehörenden Rechten gegen Sie aus dem [Beschreibung des Lizenzvertrags] an [Name und Adresse des Sicherheitentreuhänder einfügen] (der “Sicherheitentreuhänder”) abgetreten haben, einschließlich der in Anlage 1 genannten. Der Sicherheitentreuhänder allein ist berechtigt, über die Forderungen zu verfügen und Zahlungen entgegenzunehmen. Bitte leisten Sie keine weiteren Zahlungen an uns. Als Anlage 2 erhalten Sie eine Kopie des Abtretungsvertrages.

Yours faithfully,	Mit freundlichen Grüßen

[insert full name of the Transferor]	[Namen des Sicherungsgebers einfügen]

By:

	Name:	Name:
	Title:	Titel:

Annex 1 / Anlage 1
Details of assigned receivables / Einzelheiten der abgetretenen Forderungen

Annex 2 / Anlage 2
Copy of the transfer and assignment agreement / Kopie des Sicherungsübereignungs-
und Abtretungsvertrags

SCHEDULE 9
LIST OF LICENCE AGREEMENTS

SIGNATURE PAGE
This SECURITY TRANSFER AND ASSIGNMENT AGREEMENT has been entered into on the date stated at the beginning by:
SIG COMBIBLOC GMBH
as Transferor

By:	Philip West	By:	Mark Dunkley

	Name: PHILIP WEST Title: AUTHORISED SIGNATORY		Name: MARK DUNKLEY Title: AUTHORISED SIGNATORY
THE BANK OF NEW YORK MELLON
as Collateral Agent

By:	Michael Lee	By:

	Name: MICHAEL LEE		Name:
	Title: SENIOR ASSOCIATE		Title:
Acknowledged and agreed
SIG TECHNOLOGY AG

By:	Philip West	By:	Mark Dunkley

	Name: PHILIP WEST Title: AUTHORISED SIGNATORY		Name: MARK DUNKLEY Title: AUTHORISED SIGNATORY
SIG FINANZ AG

By:	Philip West	By:	Mark Dunkley

	Name: PHILIP WEST Title: AUTHORISED SIGNATORY		Name: MARK DUNKLEY Title: AUTHORISED SIGNATORY